UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 8, 2016


                             ROSTOCK VENTURES CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                     000-55604                   98-0514250
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

2360 Corporate Circle, Suite 4000 Henderson, Nevada               89074-7722
   (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code (702) 866-2500

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We entered into a securities purchase agreement dated April 8, 2016 with Robert Seeley. Whereupon we agreed to sell to Mr. Seeley, for an aggregate of $10,000 in cash, a convertible promissory note for the aggregate principal sum of $10,000, which includes simple interest at a rate of 10% and is convertible in common shares of our company for $0.0125 per share. This note matures in one year from issuance.

Additionally, we entered into a securities purchase agreement dated April 21, 2016 with Mr. Seeley. Whereupon we agreed to sell to Mr. Seeley, for an aggregate of $5,000 in cash, a convertible promissory note for the aggregate principal sum of $5,000, which includes simple interest at a rate of 10% and is convertible in common shares of our company for $0.015 per share. This note matures in one year from issuance.

Any common shares of our company issued by us under the convertible promissory notes to Mr. Seeley will be pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an "accredited investor" as such term is defined in Rule 501(a) of Regulation D.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Securities Purchase Agreement dated April 8, 2016 between our company and Robert Seeley.

10.2     Form of  convertible  promissory  note  between  our company and Robert
         Seeley.

10.3 Securities Purchase Agreement dated April 21, 2016 between our company and Robert Seeley.

10.4     Form of  convertible  promissory  note  between  our company and Robert
         Seeley.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSTOCK VENTURES CORP.


/s/ Gregory Rotelli
-------------------------------------
Gregory Rotelli
President and Chief Executive Officer

Date: May 4, 2016

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